Sub-Item 77Q1(a)

                       INVESCO INTERNATIONAL FUNDS. INC.
                       ---------------------------------

                             ARTICLES SUPPLEMENTARY


         INVESCO INTERNATIONAL FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Code of the State of Maryland (the "Company), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in the charter of the Company (the "Charter"), the board of directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting called and held June 9, 2003, voted to supplement the Articles of Incorporation of the Company and approved re-designating the classes of shares of the Company's Common Stock. This supplement is limited to changes expressly authorized by Section 2-1 05(c) of the Corporations and Associations Law of the State of Maryland and may be made without action by the Company's stockholders.

         The Board of Directors reclassified and designated shares (the "Shares") of Common Stock (as defined in the Charter) as shares of INVESCO International Blue Chip Value Fund with the following classes in the amounts set forth beside each class:

         INVESCO International Blue Chip Value Fund - Class R       200,000,000

         SECOND: The total number of shares of stock of the Company immediately prior to the reclassification of shares described herein was two billion (2,000,000,000) shares, $.01 par value per share, having an aggregate par value of twenty million dollars ($20,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

         INVESCO European Fund - Investor Class                     200,000,000
         INVESCO European Fund - Class A                            100,000,000
         INVESCO European Fund - Class B                            100,000,000
         INVESCO European Fund - Class C                            100,000,000
         INVESCO European Fund - Class K                            100,000,000

         INVESCO International Blue Chip Value
              Fund - Investor Class                                 100,000,000
         INVESCO International Blue Chip Value
              Fund - Class A                                        100,000,000
         INVESCO International Blue Chip Value
              Fund - Class B                                        100,000,000
         INVESCO International Blue Chip Value
              Fund - Class C                                        100,000,000

         THIRD: The total number of shares of stock of all classes that the Company is authorized to issue is not being increased or decreased by the Board of Directors. The total number of shares of stock of all classes that the Company has authority to issue is two billion (2,000,000,000) shares of common stock with a par value of one ($0.01) per share of all authorized shares, for an aggregate par value of Twenty million dollars ($20,000,000.00).
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         FOURTH: The total number of shares of stock which the Company has the authority to issue pursuant to the reclassification of shares described herein is two billion (2,000,000,000) shares, $.01 par value per share, having an aggregate par value of twenty million dollars ($20,000,000) consisting of the following classes, with the number of authorized shares set forth beside each class:

         INVESCO European Fund - Investor Class                     200,000,000
         INVESCO European Fund - Class A                            100,000,000
         INVESCO European Fund - Class B                            100,000,000
         INVESCO European Fund - Class C                            100,000,000
         INVESCO European Fund - Class K                            100,000,000

         INVESCO International Blue Chip Value
                  Fund - Investor Class                             100,000,000
         INVESCO International Blue Chip Value
                  Fund - Class A                                    100,000,000
         INVESCO International Blue Chip Value
                  Fund - Class B                                    100,000,000
         INVESCO International Blue Chip Value
                  Fund - Class C                                    100,000,000
         INVESCO International Blue Chip Value
                  Fund - Class R                                    200,000,000

         FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

         SEVENTH: A description of each class of shares of the Company, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as outlined in the Articles of Incorporation of the Company and has not been changed.

         The foregoing amendment was duly adopted in accordance with the requirements of Section 2- 408 of the Corporations and Associations Law of the State of Maryland.

         The undersigned, President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on the 9th day of July, 2003.

                                INVESCO INTERNATIONAL FUNDS, INC.



                                         By:  /s/ Raymond R. Cunningham
                                              ---------------------------------
                                               Raymond R. Cunningham, President

ATTEST:



By:  /s/Glen A. Payne
     ------------------------
     Glen A. Payne, Secretary